As filed with the Securities and Exchange Commission on July 30, 2020

REGISTRATION NO. 333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the SECURITIES ACT OF 1933

Trinseo S.A.

(Exact Name of Registrant as Specified in Its Charter)

Luxembourg	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Chesterbrook Boulevard

Suite 300

Berwyn, PA 19312

(Address, Including Zip Code, of Principal Executive Offices)

Trinseo S.A. Amended and Restated 2014 Omnibus Incentive Plan

(Full Title of the Plan)

Angelo Chaclas

Senior Vice President, Chief Legal Officer and Corporate Secretary

1000 Chesterbrook Boulevard

Suite 300

Berwyn, PA 19312

(610) 240-3200

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Rachel D. Phillips

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

212 596 9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	⌧	Accelerated filer	◻
		Smaller reporting company	◻
Non-accelerated filer	◻	Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

$16,299,600
Name of Plan	Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed Maximum Aggregate offering price(2)	Amount of registration fee
Trinseo S.A. Amended and Restated 2014 Omnibus Incentive Plan	Ordinary Shares, $0.01 par value	680,000	$23.97	$16,299,600	$2,115.69

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional Ordinary Shares that may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.
(2)	Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h) upon the basis of the average of the high and low prices ($24.31 and $23.63) of an Ordinary Share as reported by the New York Stock Exchange composite transactions on July 24, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the registrant, Trinseo S.A. (the “Company”), for the purpose of increasing the number of shares of common stock to be issued under the Trinseo S.A. Amended & Restated 2014 Omnibus Incentive Plan (the “Plan”) by 680,000 shares, from 5,320,000 shares to 6,000,000. In accordance with General Instruction E to Form S-8, the Company incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-232925) filed on July 31, 2019 and the Registration Statement on Form S-8 (Registration No. 333-196973) filed on June 23, 2014. The shareholders of the Company approved a proposal to amend the Plan for this purpose at the annual general meeting of shareholders on June 9, 2020.

Item 8. Exhibits.

Exhibit Number	Description

4.1

Amended and Restated Articles of Association of Trinseo S.A. (previously filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 3, 2017 and incorporated herein by reference).

4.2	Form of Trinseo S.A. Amended and Restated 2014 Omnibus Incentive Plan.

4.3

Form of Specimen Share Certificate of Trinseo S.A. (previously filed as Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-194561) filed with the SEC on May 5, 2014 and incorporated herein by reference).

5.1	Opinion of Loyens & Loeff.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Loyens & Loeff (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania on the 30th day of July, 2020.

TRINSEO S.A.

By:	/s/ Frank A. Bozich
Name:	Frank A. Bozich
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each officer and director of Trinseo S.A. whose signature appears below constitutes and appoints Frank A. Bozich and David Stasse, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Trinseo S.A., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank A. Bozich	Director, President and Chief Executive Officer (Principal Executive Officer)	July 30, 2020
Frank A. Bozich

/s/ David Stasse	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2020
David Stasse

/s/ Bernard M. Skeete	Vice President, Global Controller & PAO (Principal Accounting Officer)	July 30, 2020
Bernard M. Skeete

/s/ K’Lynne Johnson	Director	July 30, 2020
K’Lynne Johnson

/s/ Joseph Alvarado	Director	July 30, 2020
Joseph Alvarado

/s/ Jeffrey J. Cote	Director	July 30, 2020
Jeffrey J. Cote

/s/ Pierre-Marie De Leener	Director	July 30, 2020
Pierre-Marie De Leener

/s/ Sandra Beach Lin	Director	July 30, 2020
Sandra Beach Lin

/s/ Philip R. Martens	Director	July 30, 2020
Philip R. Martens

/s/ Donald T. Misheff	Director	July 30, 2020
Donald T. Misheff

/s/ Christopher D. Pappas	Director	July 30, 2020
Christopher D. Pappas

/s/ Henri Steinmetz	Director	July 30, 2020
Henri Steinmetz

/s/ Mark Tomkins	Director	July 30, 2020
Mark Tomkins

/s/ Stephen M. Zide	Director	July 30, 2020
Stephen M. Zide